Exhibit 32.1

Chief Executive Officer & Chief Financial Officer Certification

                In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (the “Report”) by Independent Bankshares, Inc. (“Registrant”), each of the undersigned hereby certifies that:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Tom C. Nichols
Tom C. Nichols
Chairman, President & Chief Executive Officer

/s/ Don E. Cosby
Don E. Cosby
Executive Vice President & Chief Financial Officer